                                                                    Exhibit 11
                                                                    ----------
MOUNTBATTEN, INC.
COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)


Primary Net Income Per Share

                                            Nine months ended September 30,

                                              1997                 1996
                                              ----                 ----


Net Income Available to
Common Shareholders                         $1,370,271          $1,009,133
                                            ==========          ==========


Weighted Average Shares:
   Common shares                             2,528,530           2,528,530
   Common share equivalents
   applicable to stock options                 294,700             141,505
                                            ----------          ----------

Total                                        2,823,230           2,670,035
                                            ==========          ==========


Primary Net Income per Share                $     0.49          $     0.38
                                            ==========          ==========


Fully Diluted Net Income Per Share

Net Income Available to
Common Shareholders                         $1,370,271          $1,009,133
                                            ==========          ==========


Weighted Average Shares:
   Common shares                             2,528,530           2,528,530
   Common share equivalents
   applicable to stock options                 295,365             169,034
                                            ----------          ----------

Total                                        2,823,895           2,697,564
                                            ==========          ==========


Fully Diluted Net Income per Share          $     0.49          $     0.37
                                            ==========          ==========

                                                                    Exhibit 11
                                                                    ----------
MOUNTBATTEN, INC.
COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)



Primary Net Income Per Share

                                            Three months ended September 30,

                                              1997                 1996
                                              ----                 ----


Net Income Available to
Common Shareholders                         $  570,134          $  459,823
                                            ==========          ==========


Weighted Average Shares:
   Common shares                             2,528,530           2,528,530
   Common share equivalents
   applicable to stock options                 334,581             204,386
                                            ----------          ----------

Total                                        2,863,111           2,732,916
                                            ==========          ==========


Primary Net Income per Share                $     0.20          $     0.17
                                            ==========          ==========


Fully Diluted Net Income Per Share

Net Income Available to
Common Shareholders                         $  570,134          $  459,823
                                            ==========          ==========


Weighted Average Shares:
   Common shares                             2,528,530           2,528,530
   Common share equivalents
   applicable to stock options                 336,574             226,470
                                            ----------          ----------

Total                                        2,865,104           2,755,000
                                            ==========          ==========


Fully Diluted Net Income per Share          $     0.20          $     0.17
                                            ==========          ==========